UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2011
LEGACY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51525	20-3135053

(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

99 North Street, Pittsfield, Massachusetts	01201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     A Special Meeting of Stockholders of Legacy Bancorp, Inc. (the “Company”) was held on June 20, 2011 (the “Special Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s final Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission on May 23, 2011. The final results of the stockholder votes are as follows:
Proposal 1 — To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 21, 2010, by and between Berkshire Hills Bancorp, Inc. and Legacy Bancorp, Inc., and thereby to approve the transactions contemplated by the merger agreement, including the merger of Legacy Bancorp, Inc. with and into Berkshire Hills Bancorp, Inc.
The stockholders approved the Agreement and Plan of Merger as follows:

For	4,854,948
Against	34,708
Abstain	2,825
Proposal 2 — To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger.
The stockholders approved the proposal as follows:

For	4,247,719
Against	146,836
Abstain	497,926
Item 8.01 Other Events
          The Company and Berkshire Hills Bancorp, Inc. issued a joint press release in conjunction with each company’s Special Meeting of Stockholders on June 20, 2011. A copy of the press release is attached as Exhibit 99.1 to this report
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release issued in conjunction with the Special Meetings of Stockholders of Berkshire Hills Bancorp, Inc. and Legacy Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Legacy Bancorp, Inc.
DATE: June 20, 2011	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer